Exhibit 21.1
LIST OF SUBSIDIARIES
     Set forth below is a list of all subsidiaries of the Company as of June 30, 2008 the assets and operations of which are included in the Consolidated Financial Statements of Nortek, Inc., except subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:

NAME OF SUBSIDIARY	Jurisdiction
Best S.p.A.	Italy
Best Deutschland GmbH	Germany
Best France S.A.	France
Best Poland S.p.zo.o.	Poland
Combi Parts S.r.l.	Italy
Stilpol SP.Zo.O.	Poland
Broan-NuTone Canada, Inc.	Ontario, Canada
Venmar Ventilation Inc.	Quebec, Canada
Innergy Tech Inc.	Quebec, Canada
Venmar CES, Inc.	Saskatchewan, Canada
Venmar Ventilation (H.D.H.) Inc.	Quebec, Canada
NuTone Inc.	Delaware
Broan-NuTone LLC	Delaware
Aubrey Manufacturing, Inc.	Delaware
Broan-NuTone (HK) Limited	Hong Kong
Broan-NuTone Storage Solutions LP	Delaware
Broan Building Products (Huizhou) Co., Ltd.	China
Pacific Zephyr Range Hood, Inc.	California
Zephyr Corporation	California
Eaton-Williams Holding Limited	United Kingdom
Elektromec S.p.A.	Italy
Imerge Limited	United Kingdom
Jensen Industries, Inc.	Delaware
Broan Building Products-Mexico, S. de R.L. de C.V.	Mexico
Linear LLC	California
Advanced Bridging Technologies, Inc.	California
Aigis Mechtronics, Inc.	Delaware
Allstar Pro, LLC	Delaware
Elan Home Systems, L.L.C.	Kentucky
Gefen, Inc.	California
GTO, Inc.	Florida
HomeLogic LLC	Delaware
International Electronics, Inc.	Massachusetts
Lite Touch, Inc.	Utah
Magenta Research, Ltd.	Connecticut
Niles Audio Corporation	Delaware
OmniMount Systems, Inc.	Arizona
Operator Specialty Company, Inc.	Michigan
Panamax Inc.	California
Secure Wireless, Inc.	California
SpeakerCraft, Inc.	Delaware

NAME OF SUBSIDIARY	Jurisdiction
Xantech Corporation	California
Linear H.K. Manufacturing Ltd.	Hong Kong
Nordyne Inc.	Delaware
CES Group, Inc.	Delaware
Cleanpak International, Inc.	Delaware
Governair Corporation	Oklahoma
Huntair, Inc.	Delaware
Mammoth, Inc.	Delaware
Mammoth (Shanghai) Air Conditioning Co., Ltd.	China
Mammoth (Zhejiang) EG Air Conditioning Ltd.	China
Nordyne de Puerto Rico, LLC	Puerto Rico
NORDYNE International, Inc.	Delaware
Miller de Mexico S.A. de R.L. de C.V.	Mexico
Temtrol, Inc.	Oklahoma
Ventrol Air Handling Systems Inc.	Quebec, Canada
Webco, Inc.	Missouri